Release:    Immediate    April 26, 2017

CP, the Vancouver Fraser Port Authority, the Montreal Port Authority and terminal operators celebrate partnership, commitment to international supply chain expertise

Calgary, AB - Canadian Pacific (CP), and senior officials from the Vancouver Fraser Port Authority, the Montreal Port Authority, Global Container Terminals Canada, Montreal Gateway Terminals Partnership, DP World Canada, Logistec Corp. and Fraser Surrey Docks yesterday met at CP’s head office in Calgary to discuss their commitment to working together in promoting Canada’s largest and two most important gateways to the international supply chain.

Since 2012, CP has undergone massive operational and customer service improvements that have enabled the railway to be a leader in the North American rail industry and positioned the company for growth. In February of this year, CP made significant changes to its international intermodal bench including the appointment of Jonathan Wahba as Vice-President Sales and Marketing, Intermodal and Grain.

“Yesterday’s meeting with the Montreal Port Authority, the Vancouver Fraser Port Authority and terminal operators from both ports is a crucial step in CP enhancing these important partnerships to sell our fastest service in the largest corridors from Vancouver and Montreal, to continue to improve our performance in other lanes and to grow our businesses together,” said Wahba. “CP’s international intermodal team is the strongest and most focused it has ever been.”

By leveraging CP’s competitive advantages and adding Trip Plan to its service offering, CP’s customers enjoy the fastest service from Vancouver to Chicago and Minneapolis. CP continues to shorten transit times in other major corridors to provide its customers with reliable service from coast-to-coast. Supported by increased investments in infrastructure and service delivery, CP is primed for growth.

The Port of Vancouver is Canada’s largest and most diversified port, operating across five business sectors and facilitating trade with more than 170 world economies.

“Looking ahead to the future of trade through the Port of Vancouver, we regularly consider how best to balance Canada’s trade demands with the need to protect the environment and maintain the quality of life of our neighbours,” said Peter Xotta, Vancouver Fraser Port Authority Vice-President Planning and Operations. “We had the opportunity to sit down with our supply-chain partners to discuss how we can most effectively work together to achieve our common goals and chart a course toward a sustainable future.”

CP has been operating in the Montreal area for more than 135 years and operated at the Port of Montreal when it opened 50 years ago. The Port of Montreal has the shortest direct route from Europe and the Mediterranean to North America and is the closest international container port to North America’s industrial heartland.

‘’Through our storied past, the collaborative efforts between the Port of Montreal and CP have led to many extraordinary successes,” said Sylvie Vachon, Montreal Port Authority President and Chief Executive Officer. “We are confident that the recent changes announced by CP and their international intermodal team, coupled with their improved services, will enable the port of Montreal to maintain its status as the premier intermodal port of North America, and together experience many more successes going forward.”

Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to our operations, priorities and plans, anticipated financial performance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and " Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.

Contacts:
Media
Martin Cej
403-319-7298
Martin_Cej@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca